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                                                                  EXHIBIT 10.6.1

                                 AMENDMENT #1
                                      TO
             STRATEGIC RELATIONSHIP AND SOFTWARE LICENSE AGREEMENT
                    BY AND BETWEEN HEWLETT-PACKARD COMPANY
                         AND CLEARCOMMERCE CORPORATION
                           DATED SEPTEMBER 30, 1999

WHEREAS, Hewlett-Packard Company ("HP") and ClearCommerce Corporation ("ClearCommerce") have entered into a Strategic Relationship and Software License Agreement dated September 30, 1999 (the "Agreement"); AND

WHEREAS, HP and ClearCommerce desire to amend the Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree to amend the Agreement as follows:

1) Section 5.4.  Delete the title and text of this Section and Exhibit F of the
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Agreement and replace with the following language:

"HP Access to Program Source Code. ClearCommerce shall deliver to HP a complete
---------------------------------
copy of the Program source code and all associated documentation ("Source Code Materials"), at no charge, within ten (10) days from the date of HP's request, under the following conditions: (i) termination of this Agreement by HP under
Section 10.2 ("Termination for Breach") due to a material breach by ClearCommerce of its Program support obligations and the failure of ClearCommerce to cure such breach within thirty (30) days of HP's giving written notice to ClearCommerce, (ii) ClearCommerce ceases to do business in the normal course or enters into any proceeding in bankruptcy or insolvency, whether voluntary or involuntary; however this condition will not apply if ClearCommerce continues to perform its Program support obligations under the Agreement; or (iii) termination of this Agreement by HP under Section 13.6 ("Assignment"); however this condition will not apply if the new entity commits in writing to providing support in accordance with the Agreement for new and existing Program licensees for which HP has support obligations for a period of up to three (3) years from the date of termination.

If HP receives the Source Code Materials as provided hereunder, then ClearCommerce hereby grants HP and its subsidiaries a worldwide, non-exclusive, fully paid-up license to use the Source Code Materials solely to support Program licensees for which HP has support obligations, and to fulfill ClearCommerce's support obligations as set forth in this Agreement, for a period not to exceed three (3) years from the date of receipt. After HP has fulfilled all of its support obligations to Program licensees subject to the time limitations set forth above, HP shall return the Source Code Materials, including all copies and Enhancements made thereto by HP, to ClearCommerce, and all licenses granted to HP with respect to the Source Code Materials shall terminate. HP's license includes the right to use subcontractors provided they comply with any confidentiality obligations assumed by HP in Section 12 of this Agreement and are under HP's direct control and supervision at HP facilities. HP shall obtain the written approval of ClearCommerce prior to disclosing Source Code Materials to a particular subcontractor.

In addition, ClearCommerce grants to HP the right to use the materials from ClearCommerce's vendors and subcontractors reasonably required for the continued manufacture, support and distribution of the products to which the Program relates ("Related Materials") or will use commercially reasonable efforts to allow HP to procure the Related Materials from ClearCommerce's vendors and subcontractors.

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Any additional or contrary terms of license in this Agreement will take precedence over the terms described in this Section 5.4.

HP will treat the Source Code Materials as Confidential Information as defined and specified in Section 12.2 and 12.3 of this Agreement."

2) Section 8.3.  Change the last sentence to read as follows:
   ------------
"This Year 2000 Compliance warranty will remain in effect through December 31, 2001, notwithstanding any other warranty period specified in this Agreement."

3) Section 11. Change the 3rd sentence, 1/st/ paragraph of this Section to read
   -----------
as follows: "NOTWITHSTANDING THE ABOVE, CLEARCOMMERCE WILL BE RESPONSIBLE: (i) FOR ANY DAMAGES OF ANY KIND INCLUDED IN AN AWARD OR SETTLEMENT OF A THIRD PARTY CLAIM UNDER SECTION 8.5 ABOVE ("INTELLECTUAL PROPERTY PROTECTION"); OR (ii) FOR ANY DAMAGES OF ANY KIND INCURRED BY HP UNDER SECTION 9 ABOVE ("INDEMNIFICATION FOR NON COMPLIANT YEAR 2000 PROGRAMS") UP TO A LIMIT OF FIVE MILLION DOLLARS ($5,000,000)."

4) Section 13.6. Add the following sentence to the end of this Section:
   -------------
"HP agrees that it will not unreasonably withhold its consent for ClearCommerce to assign the Agreement to a person or entity into which ClearCommerce has merged or which has otherwise succeeded to all or substantially all of its business and assets to which the Agreement pertains, provided however, that if such assignment is to a person or entity which in HP's reasonable opinion would be detrimental to the performance of the Agreement or to HP's business, then HP may immediately terminate the Agreement with no further obligations (subject to
Section 10.3 and 10.4 above) and ClearCommerce shall be required to refund to HP any unaccrued prepaid license fees and other service fees within thirty (30) days of HP's written notice termination. Notwithstanding termination under this Section by HP, HP shall have a continuing worldwide, non-exclusive license to use, reproduce, display, distribute, import and disclose the Program in object code format for an additional one (1) year from the termination date, and HP will continue to pay Program license royalties to ClearCommerce as accrued in
                                                                ----------
accordance with the rates set forth in Exhibit C for any additional Program
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licenses sold by HP. If the new entity continues to provide support for the
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Program under Section 5.4 above, HP will continue to pay Support royalties to
ClearCommerce as accrued in accordance with the rates set forth in Exhibit C
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for any additional Support sold by HP to Program licensees from the termination date."

5) Exhibit C, Section 1. Change the 2/nd/ sentence of the 4/th/ paragraph to
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read as follows: "Royalties for CFTM Hosting Engine Licenses will only accrue to
HP as follows: (i) for HP's CFTM customers who choose to use the Program to obtain any functionality of the Program within the CFTM system, Program royalties will accrue to HP upon shipment of the CFTM system to HP's CFTM customer; (ii) for HP's CFTM customers who choose to use software other than the Program inside the CFTM system or any software outside of the CFTM system (such as through Card Service International) to obtain the Program functionalities, no Program royalties (including those specified in Section 2 of this Exhibit C) will accrue to HP."

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6) Exhibit C, Section 4. Change this Section to read as follows:
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"For the [*] of the License Fee to be paid by HP to ClearCommerce under this
Section, HP shall make [*] payments of [*] each. The first payment shall be due by January 15, 2000. The remaining 4 payments shall be due in accordance with the following schedule:

Payment                       Due Date
-------                       --------
[*]                           January 31, 2000
[*]                           February 29, 2000
[*]                           March 31, 2000
[*]                           April 30, 2000

7) Exhibit C, Section 5. Change this Section to read as follows:
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"If prior to January 31, 2000, ClearCommerce completes the Enhancements set forth on Exhibit B, HP shall pay ClearCommerce [*] of the License Fee according to the following schedule:

Payment                       Due Date
-------                       --------
[*]                           January 31, 2000
[*]                           February 29, 2000
[*]                           March 31, 2000

For every week that ClearCommerce is late in completing its obligations under Exhibit B, provided the delay is solely caused by ClearCommerce, HP shall subtract [*] from the [*]."

The parties agree that this Amendment #1 shall take effect upon the date of the execution by HP's duly authorized representative below.

Agreed:

HEWLETT-PACKARD COMPANY                 CLEARCOMMERCE CORPORATION

By: _______________________________     By: ______________________________

Print Name: _______________________     Print Name: ______________________

Title: ____________________________     Title: ___________________________

Date: _____________________________     Date: ____________________________


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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